                                                                   EXHIBIT 10.55

                                [JP Morgan LOGO]

JPMorgan Chase Bank
4 Metrotech Center, 17th Floor
Brooklyn, New York 11245

                        INTEREST RATE SWAP CONFIRMATION

TO   :    BAKER HUGHES INC
          3900 ESSEX LANE SUITE 1200
          HOUSTON TEXAS 77027-5177 USA
          CONTACT: DOUG DOTY
          T: 713-439-8678

ATTN :    Swap Operations
FAX  :    713-439-8678
DATE :    7 April 2004
RE   :    Transaction Reference No. 0004161145/68565083

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date below. It constitutes a "Confirmation" as referred to in the ISDA Master Agreement described below.


         The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.


     1. This Confirmation supplements, forms parts of, and is subject to, the ISDA Master Agreement dated as of 6 March 2000, as amended and supplemented from time to time (the "Agreement"), between JPMorgan Chase Bank ("JPMorgan") and Baker Hughes Inc ("Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.


     2. The terms of the particular Transaction to which this Confirmation relates are as follows:


          NOTIONAL AMOUNT:    USD 325,000,000.00

          TRADE DATE:         7 April 2004

          EFFECTIVE DATE:     13 April 2004

          TERMINATION DATE:   15 January 2009, subject to adjustment in
                              accordance with the Modified Following Business
                              Day Convention.



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Confirmation - Swap Transaction              JP Morgan Ref: 0004161145/68565083


      FLOATING AMOUNTS:

      FLOATING RATE PAYER:    COUNTERPARTY

      FLOATING RATE PAYER     15 July, 15 January of each year commencing with
      PAYMENT DATES:          15 July 2004 and ending with, and including, the
                              Termination Date, subject to adjustment in accordance with the Modified Following Business
                              Day Convention.

      FLOATING RATE FOR
      INITIAL CALCULATION
      PERIOD:                 1.140000 percent (exclusive of spread)

      FLOATING RATE OPTION:   USD - LIBOR - BBA

      SPREAD:                 Plus 2.741000 percent

      DESIGNATED MATURITY:    6 Months, except for the initial Calculation
                              Period which shall be interpolated

      RESET DATES:            The first day of each Calculation Period

      COMPOUNDING:            Not Applicable

      FLOATING RATE

      DAY COUNT FRACTION:     Actual/360

      BUSINESS DAYS:          London, New York

      FIXED AMOUNTS:

      FIXED RATE PAYER:       JPMORGAN

      FIXED RATE PAYER        15 July, 15 January of each year commencing with
      PAYMENT DATES:          15 July 2004 and ending with, and including, the
                              Termination Date, subject to adjustment in accordance with the Modified Following Business
                              Day Convention

      FIXED RATE

      DAY COUNT FRACTION:     30/360

      PERIOD END DATE:        No Adjustment

      BUSINESS DAYS:          London, New York

      CALCULATION AGENT:      JPMorgan, unless otherwise specified in the
                              Agreement


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

Confirmation - Swap Transaction           JP Morgan Ref: 0004161145/68565083

 3. ACCOUNT DETAILS

    PAYMENTS TO JP MORGAN:

                        JP MORGAN CHASE BANK, NEW YORK, JPMORGAN, NY ABA# 021000021, A/C# __________________


    PAYMENTS TO COUNTERPARTY:

                        To JPMORGAN CHASE BANK HOUSTON, Account No:____________ Favor BAKER HUGHES INC, Houston

 4. OFFICE, ADDRESS AND TELEPHONE NUMBER FOR NOTICES IN CONNECTION WITH THIS TRANSACTION

    (a) COUNTERPARTY:   its Office in
                        3900 ESSEX LANE, SUITE 1200
                        HOUSTON TEXAS 77027-5177 USA
                        CONTACT: DOUG DOTY
                        T: 713-439-8678
                        F: 713-439-8699

    (b) JPMORGAN:       its head Office in
                        New York
                        c/o 4 Metrotech Center, 17th Floor
                        Brooklyn, New York 11245

 5. DOCUMENTS TO BE DELIVERED

    Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.


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
Confirmation - Swap Transaction              JP Morgan Ref: 0004161145/68565083

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

                                            Yours sincerely,

                                            JPMORGAN CHASE BANK

                                      By:   /s/Carmine Pilla
                                         ------------------------------
                                      Name: Carmine Pilla
                                      Title: Vice President

CONFIRMED AS OF THE DATE FIRST
ABOVE WRITTEN:


BAKER HUGHES INC

By:     /s/ Douglas C. Doty
        ----------------------
Name:       Douglas C. Doty
Title:      V.P. & Treasurer



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

(MULTICURRENCY-CROSS BORDER)


                        SCHEDULE TO THE MASTER AGREEMENT
                        DATED AS OF MARCH 6, 2000 BETWEEN
                               [BANK] ("PARTY A")
                                       AND
                          BAKER HUGHES,INC. ("PARTY B")


            PART 1: TERMINATION PROVISIONS AND CERTAIN OTHER MATTERS

     (a)  "SPECIFIED ENTITY" means, in relation to Party A, for the purpose of:

            SECTION 5(a)(v), none;

            SECTION 5(a)(vi), none;

            SECTION 5(a)(vii), none; and

            SECTION 5(b)(iv), none;

                    and, in relation to Party B, for the purpose of:

            SECTION 5(a)(v), none;

            SECTION 5(a)(vi), none;

            SECTION 5(a)(vii), none; and

            SECTION 5(b)(iv), none.

     (b)  "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

     (c) The "CROSS-DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and Party B. In connection therewith, "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of such party's banking business, and "THRESHOLD AMOUNT" means an amount equal to three percent of such party's shareholders' equity, determined in accordance with generally accepted accounting principles in such party's country of incorporation or organization, consistently applied, as at the end of such party's most recently completed fiscal year. For purposes of this definition, any Specified Indebtedness denominated in a currency other than the currency in which the financial statements of such party are denominated shall be converted into USD.

     (d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and Party B; provided, however, that the phrase "materially weaker" means (i) the senior long-term debt or deposits of the resulting, surviving or transferee entity is or are, as the case may be, rated less than investment grade by Standard & Poor's Corporation or Moody's Investors Service, Inc., or (ii) in the event that there are no such Standard & Poor's Corporation or Moody's Investors Service, Inc. ratings, the Policies (as defined below) in effect at the time, of the party which is not the Affected Party, would lead such non-Affected Party, solely as a result of a change in the nature, character, identity or condition of the Affected Party, any Credit Support Provider of the Affected Party or any applicable Specified Entity of the Affected Party, as the case may be, from its state prior to such consolidation, amalgamation, merger or transfer, to decline to make an extension of credit to, or enter into a Transaction with, the resulting, surviving or transferee entity. "Policies", for the purposes of this definition means: (l)(A) internal credit limits applicable to individual entities or (B) other limits on doing business with entities domiciled or doing business in certain jurisdictions or engaging in certain activities, or (2) internal restrictions on doing business with entities with whom the party which is not the Affected Party has had prior adverse business relations.

     (e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A or Party B.

     (f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

          (i) Market Quotation will apply.

          (ii) The Second Method will apply.

     (g) "TERMINATION CURRENCY" means United States Dollars.

     (h) ADDITIONAL TERMINATION EVENT. (i) The following shall constitute an Additional Termination Event (with any event specified in the following constituting an "Impossibility"):

Due to the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption, act of State, or any other similar circumstance beyond its control after the date on which a Transaction is entered into, it becomes impossible (other than as a result of its own misconduct) for a party (which will be the Affected Party):

     (1) to perform any absolute or contingent obligation, to make a payment or delivery or to receive a payment or delivery in respect of a Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

     (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party or such Credit Support Provider has under any Credit Support Document relating to a Transaction.

     (ii) The definition of "Affected Transactions" in Section 14 of this Agreement is amended by adding the word "Impossibility" immediately before the word "Illegality" in the first line thereof.

     (iii) If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Impossibility, it will be treated as a Termination Event and will not constitute an Event of Default.


                           PART 2: TAX REPRESENTATIONS

                                 Not applicable.


                     PART 3: AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

     (a) Tax forms, documents or certificates to be delivered are: none.

     (b) Other documents to be delivered are:


PARTY REQUIRED                                            COVERED BY
  TO DELIVER     FORM/DOCUMENT/     DATE BY WHICH         SECTION 3(d)
   DOCUMENT      CERTIFICATE       TO BE DELIVERED      REPRESENTATION
--------------  ---------------    ---------------      --------------
Party B         Annual Report      As soon as               Yes
                of Party B         available and
                containing         in any event
                consolidated       within 120 days
                financial          after the end
                statements         of each fiscal
                certified by       year of Party B
                independent
                certified
                public
                accountants and
                prepared in
                accordance with
                GAAP

Party B          Unaudited           As soon as              Yes
                 consolidated        available and
                 financial           in any event
                 statements of       within 45 days
                 Party B for a       after the end
                 fiscal quarter      of each fiscal
                 prepared in         quarter of
                 accordance with     Party B
                 GAAP and on a
                 basis
                 consistent with
                 that of the
                 annual
                 financial
                 statements of
                 Party B


Party B          Certified           Upon execution          Yes
                 copies of all       and delivery of
                 corporate           this Agreement
                 authorizations
                 and any other
                 documents with
                 respect to the
                 execution,
                 delivery and
                 performance of
                 this Agreement


Party B          Certificate of      Upon execution          Yes
                 authority and       and delivery of
                 specimen            this Agreement
                 signatures of       and thereafter
                 individuals         upon request of
                 executing this      Party A
                 Agreement and
                 Confirmations


                              PART 4: MISCELLANEOUS

          (a)  Address for Notices. For the purpose of Section 12(a) of this
               Agreement:

Address for notice or communications to Party A:

Any notice relating to a particular Transaction shall be delivered to the address or facsimile or telex number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 of this Agreement shall be delivered to the following address:

           [Bank's Contact Information]
           Attention: Legal Department-Capital Markets Group

Address for notice or communications to Party B:

     Baker Hughes, Inc.
     Attention: Gene Shiels, Assistant Treasurer
     3900 Essex Lane
     Houston, Texas 77027
     Telex No.: _____; Answerback: _____
     Facsimile No.: (713) 439-8678

     (b) PROCESS AGENT. For the purpose of Section 13(c):

     Party A appoints as its Process Agent: Not applicable.
     Party B appoints as its Process Agent: Not applicable.

     (c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

     (d) MULTIBRANCH PARTY. For the purpose of Section 10 of this Agreement:

     Party A is a Multibranch Party and may act through any Office specified in a Confirmation.

     Party B is not a Multibranch Party.

     (e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

     (f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: not applicable.

     (g) CREDIT SUPPORT PROVIDER. Credit Support Provider means, in relation to either party: not applicable.

     (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

     (i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) will not apply to any Transaction unless specified in the relevant Confirmation.

     (j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

                            PART 5: OTHER PROVISIONS

    (a) SET-OFF. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ('X') other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the 'Other Agreement Amount') payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this section.

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this section shall be effective to create a charge or other security interest. This section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

    (b) Exchange of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation, via telex or facsimile transmission. Party B agrees to respond to such Confirmation within 10 Business Days (for this purpose, Business Days refers to Business Days in the location of the recipient), either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of the terms contained in such Confirmation, absent manifest error. The parties agree that any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder.

    (C) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

    (d) TELEPHONIC RECORDING. Each party (i) consents to the recording of the telephone conversations of trading, marketing and operations personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

    (e) FURTHER REPRESENTATIONS. (i) Party B represents to Party A (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that:

    NO CHANGE. Since March 31, 1999, there has been no material adverse change in the business, operations, assets or financial or other condition of Party B.

    (ii) Each party represents to the other party (which representation will be deemed to be repeated on each date on which a Transaction is entered into) that it is an "eligible swap participant" as such term is defined in Part 35 of Chapter I of Title 17 of the Code of Federal Regulations, promulgated by the Commodity Futures Trading Commission, entitled "Exemption of Swap Agreements."

    (f) FURTHER REPRESENTATIONS OF PARTY A AND PARTY B. With respect to commodity swap transactions, commodity cap transactions, commodity floor transactions, commodity collar transactions and commodity option transactions (for purposes of this Part 5(f), "Commodity Transactions"), each party represents to the other (which representations will be deemed to be repeated by each party on each date on which a Commodity Transaction is entered into) that:

                  (i) it has entered into this Agreement and each Commodity Transaction in conjunction with its line of business (which may include financial intermediation services) or the financing of its business;

                  (ii) the material terms of this Agreement and each Commodity Transaction have been and will be individually tailored and negotiated;

                  (iii) the creditworthiness of the other party was or will be a material consideration in its entering into this Agreement and any such Commodity Transaction;

                  (iv) solely with respect to Party B, it is a producer, processor, or commercial user of, or a merchant handling, the commodity which is the subject of any Commodity Transaction, or the products or by-products thereof, and that it is entering into any such Commodity Transaction solely for purposes related to its business as such; and

                  (v) solely with respect to Party A, it shall always be the offeror of each Commodity Transaction and that Party A offered to enter into this Agreement with Party B and initiated their trading relationship.

         (g) RELATIONSHIP BETWEEN PARTIES. The following representation shall be inserted as a new Section 3(g) of this Agreement:

         "(g) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

                  (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction."

         (h) EMU PROVISIONS. (i) 1998 ISDA EURO DEFINITIONS. Unless the parties expressly agree otherwise in the related Confirmation, each Transaction currently existing or to be entered into between the parties will be deemed to incorporate, to the extent applicable, the 1998 ISDA Euro Definitions as published on 25th November 1998 and any subsequent amendments and supplements thereto (the "Euro Definitions"). In the event of any inconsistency between the Euro Definitions and any other provisions or definitions incorporated by reference into the Confirmation in respect of any Transaction, the Euro Definitions shall prevail.

         (ii) ISDA EMU PROTOCOL. The parties agree that the definitions and provisions contained in Annexes 1 and 3 and Section 6 of the ISDA EMU Protocol published on 6th May 1998 (the "ISDA Protocol"), are incorporated into and apply to this Agreement and form a part hereof. References in those definitions and provisions to any "ISDA Master Agreement" will be deemed to be references to this Agreement.

         (i) NEGATIVE INTEREST RATES. (i) FLOATING AMOUNTS. "Swap Transaction" means, for the purposes of this provision concerning Negative Interest Rates, a rate exchange or swap transaction, including transactions involving a single currency or two or more currencies. Party A and Party B agree that, if with respect to a Calculation Period for a Swap Transaction either party is obligated to pay a Floating Amount that is a negative number (either due to a quoted negative Floating Rate or by operation of a Spread that is subtracted from the Floating Rate), the Floating Amount with respect to that party for that Calculation Period will be deemed to be zero, and the other party will pay to that party the absolute value of the negative Floating Amount as calculated, in addition to any amounts otherwise owed by the other party for that Calculation Period with respect to that Swap Transaction, on the Payment Date that the Floating Amount would have been due if it had been a positive number. Any amounts paid by the other party with respect to the absolute value of a negative Floating Amount will be paid to such account as the receiving party may designate (unless such other party gives timely notice of a reasonable objection to such designation) in the currency in which that Floating Amount would have been paid if it had been a positive number (and without regard to the currency in which the other party is otherwise obligated to make payments).

         (ii) COMPOUNDING. Party A and Party B agree that, if with respect to one or more Compounding Periods for a Swap Transaction where "Compounding" or "Flat Compounding" is specified to be applicable the Compounding Period Amount, the Basic Compounding Period Amount or the Additional Compounding Period Amount is a negative number (either due to a quoted negative Floating Rate or by operation of a Spread that is subtracted from the Floating Rate), then the Floating Amount for the Calculation Period in which that Compounding Period or those Compounding Periods occur will be either the sum of all the Compounding Period Amounts or the sum of all the Basic Compounding Period Amounts and all the Additional Compounding Period Amounts in that Calculation Period (whether positive or negative). If such sum is positive, then the Floating Rate Payer with respect to the Floating Amount so calculated will pay that Floating Amount to the other party. If such sum is negative, the Floating Amount with respect to the party that would be obligated to pay that Floating Amount will be deemed to be zero, and the other party will pay to that party the absolute value of the negative Floating Amount as calculated, such payment to be made in accordance with (i) above.

         (j) ABSENCE OF LITIGATION. Section 3(c) of this Agreement is amended by deleting the words "or, to its knowledge, threatened" in the first line thereof.

                      PART 6: FOREIGN EXCHANGE TRANSACTIONS

         (a) DEFINITIONS AND APPLICATION. (i) This Agreement is subject to the 1998 FX and Currency Option Definitions (the "FX Definitions"), as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association, and The Foreign Exchange Committee, as hereinafter amended. In the event of any inconsistency between the FX Definitions and this Agreement, this Agreement will govern. Unless otherwise agreed in writing by the parties, each FX Transaction and Currency Option Transaction, whether now existing or hereafter entered into, between the parties shall be governed by this Agreement, notwithstanding Section 1(b) of this Agreement, the absence of any reference to this Agreement in the Confirmation in respect of any such FX Transaction or Currency Option Transaction, or the reference to any other governing terms or law in such Confirmation.

         (ii) Section 3.4 of the FX Definitions is amended by adding the following:

               (c) Non-Payment. If any Premium is not received on the Premium Payment Date, the Seller may elect either: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within three (3) Local Business Days (as defined in this Agreement) of such notice, treat the related Currency Option Transaction as void; or (iii) if such payment shall not be received within three (3) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i) of this Agreement. If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option Transaction.

               (d) Discharge and Termination. Unless otherwise agreed, any Call or any Put written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call or a Put, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

         (i) each being with respect to the same Put Currency and the same Call Currency;

         (ii) each having the same Expiration Date and Expiration Time;

         (iii) each being of the same style, i.e. either both being American style Currency Option Transactions or both being European style Currency Option Transactions;

         (iv) each having the same Strike Price;

         (v) neither of which shall have been exercised by delivery of a Notice of Exercise; and

         (vi) each having been transacted by the same pair of offices of the Buyer and the Seller and, upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e., where the relevant Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Agreement, including this Section 3.4(d).

         (b) CONFIRMATIONS. In respect of FX Transactions and Currency Option Transactions, the term "Confirmation" means a writing (including telex, facsimile or other electronic means from which it is possible to produce a hard copy) evidencing an FX Transaction or Currency Option Transaction, as the case may be, notwithstanding the absence of any reference to this Agreement therein or the reference therein to any other governing terms or law. In relation to such Confirmations, unless either party objects to the terms contained in any Confirmation within three (3) Business Days in its location of receipt thereof, or such shorter time as may be appropriate given the Settlement Date of an FX Transaction, the terms of such Confirmation shall be deemed correct and accepted absent manifest error, unless a corrected Confirmation is sent by a party within such three (3) Business Days, or shorter period, as appropriate, in which case the party receiving such corrected Confirmation shall have three (3) Business Days in its location, or shorter period, as appropriate, after receipt thereof to object to the terms contained in such corrected Confirmation. In the event of any conflict between the terms of such a Confirmation of an FX Transaction or a Currency Option Transaction, as the case may be, and this Agreement, the terms of this Agreement shall prevail, and the Confirmation shall not modify the terms of this Agreement.


Accepted and agreed:

[Bank]                                    BAKER HUGHES INCORPORATED


By:                                       By: /s/ DOUGLAS C. DOTY
    --------------------------                ----------------------------------
    Name:                                     Name: Douglas C. Doty
    Title:                                    Title: Vice President & Treasurer